Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	December 4, 2006
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES LABOR ACTION

KING OF PRUSSIA, PA- Universal Health Services, Inc. (NYSE: UHS) today announced a labor action impacting certain nurses and technicians at its Valley Hospital Medical Center and Desert Springs Medical Center located in Las Vegas, Nevada. The affected workers are members of the Service Employees International Union (SEIU). The hospitals and the SEIU have been negotiating new contract terms since the spring and have been unable to reach agreement.

UHS has arranged for temporary replacement staffing to substitute for those workers involved in the labor action. The Company is unable to predict the length of the action and therefore is unable to forecast its impact.

This press release contains forward-looking statements based on current management expectations. These statements are subject to risks and uncertainties and therefore, actual results may differ materially. Readers should not place undue reliance on such forward looking statements which reflect managements view only as of the date hereof.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. For additional information on the Company, visit our web site: http://www.uhsinc.com.